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                        [ARTHUR ANDERSEN LLP LETTERHEAD]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report dated February 6, 1998 on the combined financial statements of New U S WEST as of December 31, 1996, and for the year ended included in this Registration Statement on Form S-4 of USW-C, Inc. and Proxy Statement of U S WEST, Inc. (together the "Registration Statement"), and to the incorporation by reference of our reports dated February 12, 1997 on the consolidated financial statements of U S WEST, Inc., the combined financial statements of U S WEST Communications Group and U S WEST Media Group, the supplementary selected proportionate results of operations for U S WEST, Inc. and U S WEST Media Group, and the financial statement schedule of U S WEST, Inc. as of December 31, 1996, and for the year then ended included in U S WEST, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this Registration Statement.

/s/ Arthur Andersen LLP

Denver, Colorado
February 6, 1998